IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 24, 2007
$768,796,200 (Approximate) STARM Mortgage Loan Trust 2007-4 GS Mortgage Securities Corp., Depositor Mortgage Pass-Through Certificates, Series 2007-4

Description of the Offered Certificates:
Certificates	Collateral Group	Approximate Certificate Balance(1)	Expected Ratings (S&P/Fitch/ Moody’s)	Expected Credit Enhancement Percentage(2)	Certificate Type	Approximate Initial Certificate Rate	Estimated Avg. Life (yrs) CPB(4)	Estimated Avg. Life (yrs) Call(5)	Principal Payment Window CPB(4)	Principal Payment Window Call(5)	Pricing Speed
1A1	Group 1	$19,656,000	AAA/AAA/Aaa	12.00%	Super Senior	6.20736%(3)	1.91	3.29	Oct07-Aug10	Oct07-Feb23	25 CPB
1A2	Group 1	$1,341,000	AAA/AAA/Aaa	6.00%	Senior Support	6.20736%(3)	1.91	3.29	Oct07-Aug10	Oct07-Feb23	25 CPB
2A1	Group 2	$75,233,000	AAA/AAA/Aaa	12.00%	Super Senior	6.10938%(3)	2.53	3.29	Oct07-Jul12	Oct07-Feb23	25 CPB
2A2	Group 2	$95,418,000	AAA/AAA/Aaa	12.00%	Super Senior	5.66938%(6)	2.53	3.29	Oct07-Jul12	Oct07-Feb23	25 CPB
2A3	Group 2	$11,636,000	AAA/AAA/Aaa	6.00%	Senior Support	6.10938%(3)	2.53	3.29	Oct07-Jul12	Oct07-Feb23	25 CPB
2X	Group 2	$95,418,000(7)	AAA/AAA/Aaa		IO	0.44000%(6)
3A1	Group 3	$391,616,000	AAA/AAA/Aaa	12.00%	Super Senior	6.00732%(3)	2.87	3.29	Oct07-Jul14	Oct07-Feb23	25 CPB
3A2	Group 3	$26,702,000	AAA/AAA/Aaa	6.00%	Senior Support	6.00732%(3)	2.87	3.29	Oct07-Jul14	Oct07-Feb23	25 CPB
4A1	Group 4	$102,139,000	AAA/AAA/Aaa	12.00%	Super Senior	6.25218%(3)	3.14	3.29	Oct07-Jul17	Oct07-Feb23	25 CPB
4A2	Group 4	$6,965,000	AAA/AAA/Aaa	6.00%	Senior Support	6.25218%(3)	3.14	3.29	Oct07-Jul17	Oct07-Feb23	25 CPB
M	Groups 1, 2, 3, 4	$23,942,000	AA+/AA+/NR	2.92%	Subordinate	6.07509%(3)	4.93	6.08	Oct07-Jul17	Oct07-Feb23	25 CPB
B1	Groups 1, 2, 3, 4	$4,431,000	AA+/AA/NR	2.35%	Subordinate	6.07509%(3)	4.93	6.08	Oct07-Jul17	Oct07-Feb23	25 CPB
B2	Groups 1, 2, 3, 4	$6,996,000	A+/A/NR	1.45%	Subordinate	6.07509%(3)	4.93	6.08	Oct07-Jul17	Oct07-Feb23	25 CPB
B3	Groups 1, 2, 3, 4	$2,721,000	A-/BBB/NR	1.10%	Subordinate	6.07509%(3)	4.93	6.08	Oct07-Jul17	Oct07-Feb23	25 CPB
RC	Group 1	$100	AAA/AAA/NR	6.00%	Residual	6.20736%(3)
R	Group 1	$100	AAA/AAA/NR	6.00%	Residual	6.20736%(3)

Description of the Non-Offered Certificates:
Certificates	Collateral Group	Approximate Certificate Balance(1)	Expected Ratings (S&P/Fitch)	Expected Credit Enhancement Percentage(2)	Certificate Type	Approximate Initial Certificate Rate	Estimated Avg. Life (yrs) CPB(4)	Estimated Avg. Life (yrs) Call(5)	Principal Payment Window CPB(4)	Principal Payment Window Call(5)	Pricing Speed
B4	Groups 1, 2, 3, 4	$4,275,000	BB+/BB	0.55%	Subordinate	6.07509%(3)	4.93	6.08	Oct07-Jul17	Oct07-Feb23	25 CPR
B5	Groups 1, 2, 3, 4	$1,166,000	BB-/B	0.40%	Subordinate	6.07509%(3)	4.93	6.08	Oct07-Jul17	Oct07-Feb23	25 CPR
B6	Groups 1, 2, 3, 4	$3,109,952	NR/NR	0.00%	Subordinate	6.07509%(3)	4.93	6.08	Oct07-Jul17	Oct07-Feb23	25 CPR

1.	The certificate sizes are based on scheduled balances of the Mortgage Loans as the Cut-Off Date, and are subject to +/- 10% variance in the aggregate.
2.	The Credit Enhancement Percentages are subject to a +/- 0.50% variance.
3.
The Certificate Rate for the Class 1A1, Class 1A2, Class 2A1, Class 2A3, Class 3A1, Class 3A2, Class 4A1, Class 4A2, Class RC and Class R Certificates will equal the weighted average of the net Mortgage Interest Rates of the respective Group of Mortgage Loans. The Certificate Rate for the Class M, Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates will equal the weighted average of the net Mortgage Interest Rates of the Group 1, Group 2, Group 3 and Group 4 Mortgage Loans weighted on the basis of the related group subordinate amount.

4.
Average Life and Payment Windows are calculated based upon a prepayment speed of 25 CPR to the reset date (CPB). CPB implies that prepayment in full is individually applied to each hypothetical mortgage loan at its next reset date.

5.	Average Life and Payment Windows are calculated based upon a prepayment speed of 25 CPR to the call.
6.
The Certificate Rate for the Class 2A2 Certificates will equal the weighted average of the net Mortgage Interest Rates of the Group 2 Mortgage Loans minus the Certificate Rate of the Class 2X Certificates. The Certificate Rate for the Class 2X Certificates (x) up to and including the Distribution Date in July 2012 will be 0.44000% per annum and (y) any Distribution Date thereafter will be 0.00000% per annum.

7.
The Class 2X Certificates are interest only, notional amount certificates. The initial notional amount for the notional amount certificates is set forth in the table above but is not included in the aggregate class certificate balance of the offered certificates. The notional amount of the Class 2X Certificates will be equal to the outstanding principal balance of the Class 2A2 Certificates up to and including the Distribution Date in July 2012. Thereafter it will be zero. No Principal will be distributed on the Class 2X Certificates.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 24, 2007

Collateral Description (1)(2)(3)

Group	1	2	3	4	Total
Product:	3 YR ARM	5 YR ARM	7 YR ARM	10 YR ARM	Aggregate
Aggregate Principal Balance:	22,337,919	193,921,993	445,019,192	116,068,049	777,347,152
Average Loan Balance:	638,226	619,559	669,202	627,395	648,871
Number of Loans:	35	313	665	185	1,198
Weighted Average Months to Roll:	34	58	81	118	80
Weighted Average Age:	2	2	3	2	2
Weighted Average Remaining Term to Maturity:	358	358	357	357	357
Gross WAC:	6.457%	6.359%	6.257%	6.502%	6.325%
Weighted Average Expense Fee:	0.250%	0.250%	0.250%	0.250%	0.250%
Net WAC:	6.207%	6.109%	6.007%	6.252%	6.075%
Weighted Average Initial Rate Adjustment Cap:	2.000%	4.993%	4.997%	5.000%	4.910%
Weighted Average Subsequent Rate Adjustment Cap:	2.000%	2.000%	2.000%	2.000%	2.000%
Weighted Average Lifetime Rate Cap:	6.000%	5.002%	5.001%	5.000%	5.030%
Minimum Mortgage Interest Rate:	5.875%	5.000%	5.000%	5.250%	5.000%
Maximum Mortgage Interest Rate:	7.750%	8.000%	8.000%	8.000%	8.000%
Weighted Average Maximum Mortgage Interest Rate:	12.457%	11.362%	11.259%	11.502%	11.355%
Weighted Average Gross Margin:	2.258%	2.268%	2.263%	2.260%	2.264%
Weighted Average Net Margin:	2.008%	2.018%	2.013%	2.010%	2.014%
1-Year LIBOR Indexed Percent:	100.00%	100.00%	100.00%	100.00%	100.00%
Weighted Average Non-Zero FICO:	759	745	750	748	749
Interest Only Percent:	88.39%	91.02%	89.82%	88.37%	89.86%
Cash Out Refinance Percent:	30.68%	21.84%	21.58%	28.24%	22.90%
California Percent:	29.07%	62.53%	30.97%	33.08%	39.11%
Primary Residence Percent:	76.18%	83.58%	81.39%	87.01%	82.63%
Single Family and PUD Percent:	86.52%	85.10%	85.92%	87.29%	85.94%
Single Largest ZIP Code Percent:	5.61%	1.48%	1.41%	1.93%	1.27%
Largest Individual Loan Balance:	1,253,000	1,200,000	1,985,000	1,293,527	1,985,000
Weighted Average Original Loan-to-Value Ratio:	68.19%	73.07%	72.33%	71.05%	72.21%
Weighted Average Combined Loan-to-Value Ratio:	70.72%	77.79%	75.55%	73.95%	75.73%

(1)	Using the data as of the Cut-Off Date of September 1, 2007.
(2)	Numbers may not add up to 100% due to rounding.
(3)	The effective Minimum Mortgage Interest Rate for each Mortgage Loan will be its Gross Margin.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 24, 2007

Time Table

Cut-Off Date:	September 1, 2007
Settlement Date:	September 24, 2007
Distribution Date:	25th of each month or the next business day
First Distribution Date:	October 25, 2007
Rated Final Distribution Date:	October 25, 2037 except in the case of the Class 2X Certificates; July 25, 2012 for the Class 2X Certificates.

Features of the Transaction

■	Offering consists of certificates totaling approximately $768,796,200, of which approximately $730,706,000 are expected to be rated AAA/AAA/Aaa by S&P, Fitch, and Moody’s.

■
The expected amount of credit support for the Class 1A1, Class 2A1, Class 2A2, Class 3A1 and Class 4A1 Certificates will be approximately 12.00% for each class. The expected amount of credit support for the Class 1A2, Class 2A3, Class 3A2, and Class 4A2 Certificates will be approximately 6.00% for each class. The expected amount of credit support for the Class M Certificates will be approximately 2.92%. The expected amount of credit support for the Class B1 Certificates will be approximately 2.35%. The expected amount of credit support for the Class B2 Certificates will be approximately 1.45%. The expected amount of credit support for the Class B3 Certificates will be approximately 1.10%.

■
The collateral consists of 3-Year, 5-Year, 7-Year and 10-Year hybrid adjustable rate mortgage loans set to mature within 30 years of the date of origination, secured by first liens on one- to four-family residential properties originated and serviced by SunTrust Mortgage, Inc.

Structure of the Certificates

Distributions on the senior certificates will generally be based on payments received or advanced on the mortgage loans in the related loan group. Distributions on the subordinate certificates will be based on payments received or advanced on the mortgage loans in all loan groups. The subordinate certificates will be entitled to principal prepayments subject to the conditions as described in the shifting interest section below. Credit support for the transaction is in the form of a senior/subordinated, shifting interest structure. The Class M, Class B1, Class B2, and Class B3 Certificates (the “Offered Subordinate Certificates”) and the Class B4, Class B5, and Class B6 Certificates (the “Non-Offered Subordinate Certificates,” not offered hereby, and together with the Offered Subordinate Certificates, the “Subordinate Certificates”) will be subordinate in the right to receive payments of principal and interest with respect to the Senior Certificates and, therefore, provide credit protection to the Class 1A1 and Class 1A2 Certificates (the “Group 1 Senior Certificates”), the Class 2A1, Class 2A2 and Class 2A3 Certificates (and together with the Class 2X Certificates, the “Group 2 Senior Certificates”), the Class 3A1 and Class 3A2 Certificates (the “Group 3 Senior Certificates”) and the Class 4A1 and 4A2 Certificates (the “Group 4 Senior Certificates”). The Group 1, Group 2, Group 3, and Group 4 Senior Certificates will be called the “Senior Certificates,” and together with the Class M, Class B1, Class B2, Class B3, Class R and Class RC Certificates, the “Offered Certificates.” Furthermore, the Class 1A1, Class 2A1, Class 2A2, Class 3A1 and Class 4A1 Certificates will each be “Super Senior Certificates.” The Class 1A1 Certificate will be entitled to additional credit support from the Class 1A2 Certificate, the Class 2A1 and Class 2A2 Certificates will be entitled to additional credit support from the Class 2A3 Certificate, the Class 3A1 Certificate will be entitled to additional credit support from the Class 3A2 Certificate, and the Class 4A1 Certificate will be entitled to additional credit support from the Class 4A2 certificate. The Class 1A2, Class 2A3, Class 3A2 and Class 4A2 Certificates will each be “Senior Support Certificates.” Principal losses on the related loans that would otherwise be allocated to the related Super Senior Certificates will instead be allocated to the related Senior Support Certificates (in addition to losses otherwise allocable to such Senior Support Certificates) until the certificate balance of such Senior Support Certificate class is reduced to zero.

If on any distribution date there is a shortfall in the funds needed to make all payments to certificate-holders, the related Senior Certificates will receive distributions of interest and principal, except in the case of the Class 2X Certificates (which receive interest only), before the Subordinate Certificates are entitled to receive distributions of interest and principal and the Subordinate Certificates will receive their pro rata share of the distributions in order of their seniority, beginning with the Class M Certificates and then sequentially to the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates.

Shifting Interest Offered Certificates

Unless the aggregate class principal balance of the Subordinate Certificates has reached a certain level relative to the Senior Certificates, subject to certain loss and delinquency criteria, the Senior Certificates, except in the case of the Class 2X Certificates, will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments on the mortgage loans in the related collateral group until the 7th  anniversary of the closing date (i.e., the distribution date in September 2014). Thereafter, the Senior Certificates, except in the case of the Class 2X Certificates, will generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing share of principal prepayments on the mortgage loans in the related collateral group. This will result in a faster rate of return of principal to the Senior Certificates, except in the case of the Class 2X Certificates, than would occur if the Senior Certificates (other than the Class 2X Certificates) and the Subordinate Certificates received all such payments pro rata, and increases the likelihood that holders of the Senior Certificates (except the Class 2X Certificates), will be paid the full amount of principal to which they are entitled. The prepayment percentages on the Subordinate Certificates are as follows:

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 24, 2007

Distribution Date	Percentage
October 2007 - September 2014	0%
October 2014 - September 2015	30%
October 2015 - September 2016	40%
October 2016 - September 2017	60%
October 2017 - September 2018	80%
October 2018 and after	100%

If before the Distribution Date in October 2010 the credit support to the Senior Certificates is greater than or equal to two times the original credit support percentage for the Senior Certificates, then the Subordinate Certificates would be entitled to 50% of their pro rata share of principal prepayments subject to certain loss and delinquency criteria. If on or after the Distribution Date in October 2010, the credit support for the Senior Certificates is greater than or equal to two times the original credit support percentage, then the Subordinate Certificates would be entitled to 100% of their pro rata share of principal prepayments.

Priority of Distributions for the Certificates

1.	Payment of accrued and unpaid interest, pro rata, to the holders of the Senior Certificates for each respective group.
2.
Payment of principal to the holders of the related Senior Certificates (except the Class 2X Certificates), in an amount up to the related group’s senior principal distribution amount. For the Group 1 Senior Certificates, payment of principal will be made first to the Class R and then to the Class RC Certificates, then pro rata to the Class 1A1 and Class 1A2 Certificates, until the class principal balance of each such class has been reduced to zero. For the Group 2 Senior Certificates, payment of principal will be made pro rata to the Class 2A1, Class 2A2 and Class 2A3 Certificates, until the class principal balance of each such class has been reduced to zero. For the Group 3 Senior Certificates, payment of principal will be made pro rata to the Class 3A1 and Class 3A2 Certificates, until the class principal balance of each such class has been reduced to zero. For the Group 4 Senior Certificates, payment of principal will be made pro rata to the Class 4A1 and Class 4A2 Certificates, until the class principal balance of each such class has been reduced to zero.

3.
Subject to certain exceptions described in the accompanying Term Sheet Supplement under “Description of the Certificates - Distributions,” payment of interest and each class’s pro rata share of the Subordinate Principal Distribution Amount to the Subordinate Certificates in order of their seniority, beginning with the Class M Certificates and then sequentially to the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates.

4.
At such time as all Certificates have been paid in full and all related realized losses previously allocated have been reimbursed in full (unless the allocation of realized losses has reduced any class of those Certificates to zero on a previous Distribution Date, in which case no amounts will be reimbursed to that class), all remaining amounts to the Class RC Certificates, if allocable to the related REMIC.

5.	All remaining amounts to the Class R Certificates.

Allocation of Realized Losses

Losses on the mortgage loans realized during any calendar month will be allocated on each Distribution Date to reduce the class principal balances of the Subordinate Certificates in reverse order of priority, in each case until the class principal balance of each such class has been reduced to zero. If the class principal balances of all of the Subordinate Certificates have been reduced to zero, further realized losses on the mortgage loans would be allocated pro rata to the Senior Certificates related to the loan group in which such realized losses occurred based on their outstanding class principal balances, in each case until the class principal balance of such class of certificates has been reduced to zero. However, principal losses on the underlying loans that would otherwise be allocated to the Super Senior Certificates will instead be allocated to the related Senior Support Certificates until the Senior Support Class certificate balance is reduced to zero. Losses that would otherwise be allocated on the Class 1A1 Certificates will first be allocated to the Class 1A2 Certificates (in addition to losses otherwise allocable thereto) until the class principal balance of the Class 1A2 Certificates is reduced to zero. Losses that would otherwise be allocated on the Class 2A1 and Class 2A2 Certificates will first be allocated to the Class 2A3 Certificates (in addition to losses otherwise allocable thereto) until the class principal balance of the Class 2A3 Certificates is reduced to zero. Losses that would otherwise be allocated on the Class 3A1 will first be allocated to the Class 3A2 Certificates (in addition to losses otherwise allocable thereto) until the class principal balance of the Class 3A2 Certificates is reduced to zero. Losses that would otherwise be allocated on the Class 4A1 Certificates will first be allocated to the Class 4A2 Certificates (in addition to losses otherwise allocable thereto) until the class principal balance of the Class 4A2 Certificates is reduced to zero.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 24, 2007

Key Terms

Issuer:	STARM Mortgage Loan Trust 2007-4

Depositor:	GS Mortgage Securities Corp.

Originator:	SunTrust Mortgage, Inc.

Servicer:	SunTrust Mortgage, Inc.

Master Servicer:	Wells Fargo Bank, N.A.

Securities Administrator:	Wells Fargo Bank, N.A.

Trustee:	Deutsche Bank National Trust Company

Co-Lead Manager:	SunTrust Robinson Humphrey, Inc.

Rating Agencies:	Moody’s, Inc. (“Moody’s”), Fitch, Inc. (“Fitch”), and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies (“S&P”)

Type of Issuance:	Public for all the Offered Certificates

Servicer Advancing:	The servicer is obligated to advance delinquent mortgagor payments through the date of liquidation of an REO property to the extent that such advances are deemed recoverable.

Compensating Interest:
When mortgagors make full or partial prepayments, they need not pay a full month’s interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of the servicing agreement, the servicer or successor servicer has agreed to pay compensating interest on any distribution date in an amount equal to the amount required to cause the trust fund to receive a full month’s interest on any voluntary principal prepayments received during the prior calendar month; provided, however, any compensating interest payment by the servicer related to any distribution date shall not exceed one half of the servicing fee for such distribution date. Neither the servicer nor any successor servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute. As a result, interest shortfalls on the certificates related to the applicable loan group may occur.

Interest Accrual:	The interest accrual period for the Certificates is calculated on a 30/360 basis and is the calendar month preceding the month of each Distribution Date.

Mortgage Loan Index:	One-Year LIBOR will be calculated using the arithmetic mean of the London Interbank offered rate quotations for One-Year U.S. dollar-denominated deposits as published in The Wall Street Journal.

Group 1 Mortgage Loans:
As of the Cut-Off Date, the Group 1 Mortgage Loans consist of 100% One-Year LIBOR Indexed 3-Year Hybrid ARMs secured by one- to four-family residential properties. Approximately 88.39% of the Group 1 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually following the initial 3-Year fixed rate period. The mortgage interest rates will be indexed to One-Year LIBOR and will adjust to that index plus the Gross Margin. The Group 1 Mortgage Loans have a weighted average Initial Rate Adjustment Cap of 2.000% and 2.000% for every adjustment date thereafter. The mortgage interest rates are subject to a weighted average Maximum Mortgage Interest Rate of 12.457%.

Group 2 Mortgage Loans:
As of the Cut-Off Date, the Group 2 Mortgage Loans consist of 100% One-Year LIBOR Indexed 5-Year Hybrid ARMs secured by one- to four-family residential properties. Approximately 91.02% of the Group 2 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually following the initial 5-Year fixed rate period. The mortgage interest rates will be indexed to One-Year LIBOR and will adjust to that index plus the Gross Margin. The Group 2 Mortgage Loans have a weighted average Initial Rate Adjustment Cap of 4.993% and 2.000% for every adjustment date thereafter. The mortgage interest rates are subject to a weighted average Maximum Mortgage Interest Rate of 11.362%.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 24, 2007

Group 3 Mortgage Loans:
As of the Cut-Off Date, the Group 3 Mortgage Loans consist of 100% One-Year LIBOR Indexed 7-Year Hybrid ARMs secured by one- to four-family residential properties. Approximately 89.82% of the Group 3 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually following the initial 7-Year fixed rate period. The mortgage interest rates will be indexed to One-Year LIBOR and will adjust to that index plus the Gross Margin. The Group 3 Mortgage Loans have a weighted average Initial Rate Adjustment Cap of 4.997% and 2.000% for every adjustment date thereafter. The mortgage interest rates are subject to a weighted average Maximum Mortgage Interest Rate of 11.259%.

Group 4 Mortgage Loans:
As of the Cut-Off Date, the Group 4 Mortgage Loans consist of 100% One-Year LIBOR Indexed 10-Year Hybrid ARMs secured by one- to four-family residential properties. Approximately 88.37% of the Group 4 Mortgage Loans require only the payment of interest for a certain period of time after the origination date. The mortgage interest rates adjust annually following the initial 10-Year fixed rate period. The mortgage interest rates will be indexed to One-Year LIBOR and will adjust to that index plus the Gross Margin. The Group 4 Mortgage Loans have a weighted average Initial Rate Adjustment Cap of 5.000% and 2.000% for every adjustment date thereafter. The mortgage interest rates are subject to a weighted average Maximum Mortgage Interest Rate of 11.502%.

Expense Fee Rate:	The “Expense Fee Rate” is comprised of primary servicing fees. The weighted average Expense Fee Rate of the Mortgage Loans will be equal to approximately 0.250%.

Expected Subordination:
Approximately 12.00% for the Class 1A1, Class 2A1, Class 2A2, Class 3A1 and Class 4A1 Certificates. Approximately 6.00% for each of the Class 1A2, Class 2A3, Class 3A2 and Class 4A2 Certificates. Approximately 2.92% for the Class M Certificates. Approximately 2.35% for the Class B1 Certificates. Approximately 1.45% for the Class B2 Certificates. Approximately 1.10% for the Class B3 Certificates.

Clean Up Call:	1% of the Cut-Off Date principal balance of the Mortgage Loans.

Tax Treatment:	It is anticipated that the Offered Certificates, other than the Class R Certificates and the Class RC Certificates, will be treated as REMIC regular interests for tax purposes.

ERISA Eligibility:
The Offered Certificates, other than the Class R Certificates, the Class RC Certificates and any Offered Certificates that have not been underwritten, are expected to be ERISA eligible. Prospective investors should review with their own legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or other similar laws.

SMMEA Eligibility:	The Senior Certificates, as well as the Class M and Class B1 Certificates, are expected to constitute “mortgage related securities” for purposes of SMMEA.

Minimum Denomination:	$25,000 for the Senior Certificates (other than the Class 2X Certificates), $1,000,000 for the Class 2X Certificates and $100,000 for the Offered Subordinate Certificates.

Delivery:	DTC

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 24, 2007

Structuring Assumptions

The Decrement Tables beginning on the next page were run using the following assumptions:

1.	the One-Year LIBOR Loan Index remains constant at 5.11370%;

2.	scheduled payments on all Mortgage Loans are received on the first day of each month beginning October 1, 2007;

3.	any prepayments on the Mortgage Loans are prepayments in full and are received on the last day of each month beginning on September 30, 2007, and include 30 days of interest;

4.	there are no defaults or delinquencies on the Mortgage Loans;

5.	no optional or other early termination of the offered certificates occurs, except in the case of the calculation of average lives to the call date;

6.	the Mortgage Loans in each Loan Group prepay at the indicated constant percentages of CPR;

7.	any Mortgage Loans that are interest only Mortgage Loans amortize fully after the interest only period;

8.	the date of issuance for the certificates is September 24, 2007;

9.	cash distributions are received by the certificateholders on the 25th day of each month when due;

10.	prepayments are computed after giving effect to scheduled payments received on the following day; and

11.
the scheduled monthly payments for the hypothetical mortgage loans are computed based upon their unpaid principal balance, mortgage interest rate and remaining amortization term, such that each hypothetical mortgage loan will fully amortize on its maturity date (except in the case of the interest only loans during the interest only period).

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 24, 2007

Percent of Initial Class Principal Balance Outstanding
at Various Percentages of the Constant Prepayment Rate

	Class 1A1 and Class 1A2 Certificates
Distribution Date	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR
Initial Percentage (%)	100	100	100	100	100	100	100
September 2008	89	84	79	73	68	63	57
September 2009	80	70	62	53	46	39	33
September 2010	71	59	48	39	31	24	19
September 2011	63	49	38	29	22	16	11
September 2012	56	41	30	22	15	10	7
September 2013	50	35	24	16	11	7	4
September 2014	44	30	19	12	7	4	2
September 2015	40	25	15	9	5	3	1
September 2016	36	21	12	7	4	2	1
September 2017	32	18	10	5	3	1	1
September 2018	28	15	8	4	2	1	*
September 2019	25	12	6	3	1	*	*
September 2020	22	10	5	2	1	*	*
September 2021	19	8	4	1	1	*	*
September 2022	16	7	3	1	*	*	*
September 2023	14	6	2	1	*	*	*
September 2024	12	5	2	1	*	*	*
September 2025	10	4	1	*	*	*	*
September 2026	9	3	1	*	*	*	*
September 2027	7	2	1	*	*	*	*
September 2028	6	2	1	*	*	*	*
September 2029	5	1	*	*	*	*	*
September 2030	4	1	*	*	*	*	*
September 2031	3	1	*	*	*	*	*
September 2032	3	1	*	*	*	*	*
September 2033	2	*	*	*	*	*	*
September 2034	1	*	*	*	*	*	*
September 2035	1	*	*	*	*	*	*
September 2036	*	*	*	*	*	*	*
September 2037	0	0	0	0	0	0	0

Weighted Average Life (Years)(1)	8.02	5.64	4.23	3.31	2.68	2.21	1.86
Weighted Average Life to Call (Years)(2)	8.01	5.62	4.21	3.29	2.65	2.19	1.85

1.
The Weighted Average Life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

2.	The Weighted Average Life to Call of any class of certificates is calculated as described above except that the optional termination is exercised on the first possible Distribution Date.

*	Indicates a number greater than 0.00% but less than 0.50%.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 24, 2007

Percent of Initial Class Principal Balance Outstanding
at Various Percentages of the Constant Prepayment Rate

	Class 2A1, Class 2A2 and Class 2A3 Certificates
Distribution Date	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR
Initial Percentage (%)	100	100	100	100	100	100	100
September 2008	89	84	79	73	68	63	57
September 2009	80	70	62	53	46	39	33
September 2010	71	59	48	39	31	24	19
September 2011	63	49	38	29	22	16	11
September 2012	56	41	30	22	15	10	7
September 2013	50	35	24	16	11	7	4
September 2014	44	30	19	12	7	4	2
September 2015	40	25	16	9	5	3	1
September 2016	36	21	12	7	4	2	1
September 2017	32	18	10	5	3	1	1
September 2018	28	15	8	4	2	1	*
September 2019	25	12	6	3	1	*	*
September 2020	22	10	5	2	1	*	*
September 2021	19	8	4	1	1	*	*
September 2022	16	7	3	1	*	*	*
September 2023	14	6	2	1	*	*	*
September 2024	12	5	2	1	*	*	*
September 2025	10	4	1	*	*	*	*
September 2026	9	3	1	*	*	*	*
September 2027	8	2	1	*	*	*	*
September 2028	6	2	1	*	*	*	*
September 2029	5	1	*	*	*	*	*
September 2030	4	1	*	*	*	*	*
September 2031	3	1	*	*	*	*	*
September 2032	3	1	*	*	*	*	*
September 2033	2	*	*	*	*	*	*
September 2034	1	*	*	*	*	*	*
September 2035	1	*	*	*	*	*	*
September 2036	*	*	*	*	*	*	*
September 2037	0	0	0	0	0	0	0

Weighted Average Life (Years)(1)	8.04	5.65	4.24	3.32	2.68	2.22	1.87
Weighted Average Life to Call (Years)(2)	8.03	5.63	4.21	3.29	2.65	2.20	1.85

1.
The Weighted Average Life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

2.	The Weighted Average Life to Call of any class of certificates is calculated as described above except that the optional termination is exercised on the first possible Distribution Date.

*	Indicates a number greater than 0.00% but less than 0.50%.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 24, 2007

Percent of Initial Class Principal Balance Outstanding
at Various Percentages of the Constant Prepayment Rate

	Class 3A1 and Class 3A2 Certificates
Distribution Date	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR
Initial Percentage (%)	100	100	100	100	100	100	100
September 2008	89	84	79	73	68	63	57
September 2009	80	70	62	53	46	39	33
September 2010	71	59	48	39	31	24	19
September 2011	63	49	38	29	22	16	11
September 2012	56	41	30	22	15	10	7
September 2013	50	35	24	16	11	7	4
September 2014	44	30	19	12	7	4	2
September 2015	40	25	15	9	5	3	1
September 2016	36	21	12	7	4	2	1
September 2017	32	18	10	5	3	1	1
September 2018	28	15	8	4	2	1	*
September 2019	25	12	6	3	1	*	*
September 2020	22	10	5	2	1	*	*
September 2021	19	8	4	1	1	*	*
September 2022	16	7	3	1	*	*	*
September 2023	14	6	2	1	*	*	*
September 2024	12	5	2	1	*	*	*
September 2025	10	4	1	*	*	*	*
September 2026	9	3	1	*	*	*	*
September 2027	7	2	1	*	*	*	*
September 2028	6	2	1	*	*	*	*
September 2029	5	1	*	*	*	*	*
September 2030	4	1	*	*	*	*	*
September 2031	3	1	*	*	*	*	*
September 2032	3	1	*	*	*	*	*
September 2033	2	*	*	*	*	*	*
September 2034	1	*	*	*	*	*	*
September 2035	1	*	*	*	*	*	*
September 2036	*	*	*	*	*	*	*
September 2037	0	0	0	0	0	0	0

Weighted Average Life (Years)(1)	8.02	5.64	4.24	3.31	2.68	2.21	1.86
Weighted Average Life to Call (Years)(2)	8.01	5.62	4.21	3.29	2.65	2.19	1.85

1.
The Weighted Average Life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

2.	The Weighted Average Life to Call of any class of certificates is calculated as described above except that the optional termination is exercised on the first possible Distribution Date.

*	Indicates a number greater than 0.00% but less than 0.50%.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 24, 2007

Percent of Initial Class Principal Balance Outstanding
at Various Percentages of the Constant Prepayment Rate

	Class 4A1 and Class 4A2 Certificates
Distribution Date	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR
Initial Percentage (%)	100	100	100	100	100	100	100
September 2008	89	84	79	73	68	63	57
September 2009	80	70	62	53	46	39	33
September 2010	71	59	48	39	31	24	19
September 2011	63	49	38	29	22	16	11
September 2012	56	41	30	22	15	10	7
September 2013	50	35	24	16	11	7	4
September 2014	44	30	19	12	7	4	2
September 2015	40	25	15	9	5	3	1
September 2016	36	21	12	7	4	2	1
September 2017	32	18	10	5	3	1	1
September 2018	28	15	8	4	2	1	*
September 2019	25	12	6	3	1	*	*
September 2020	22	10	5	2	1	*	*
September 2021	19	8	4	1	1	*	*
September 2022	16	7	3	1	*	*	*
September 2023	14	6	2	1	*	*	*
September 2024	12	5	2	1	*	*	*
September 2025	10	4	1	*	*	*	*
September 2026	9	3	1	*	*	*	*
September 2027	7	2	1	*	*	*	*
September 2028	6	2	1	*	*	*	*
September 2029	5	1	*	*	*	*	*
September 2030	4	1	*	*	*	*	*
September 2031	3	1	*	*	*	*	*
September 2032	3	1	*	*	*	*	*
September 2033	2	*	*	*	*	*	*
September 2034	1	*	*	*	*	*	*
September 2035	1	*	*	*	*	*	*
September 2036	*	*	*	*	*	*	*
September 2037	0	0	0	0	0	0	0

Weighted Average Life (Years)(1)	8.01	5.64	4.23	3.31	2.67	2.21	1.86
Weighted Average Life to Call (Years)(2)	8.00	5.62	4.20	3.29	2.65	2.19	1.85

1.
The Weighted Average Life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

2.	The Weighted Average Life to Call of any class of certificates is calculated as described above except that the optional termination is exercised on the first possible Distribution Date.

*	Indicates a number greater than 0.00% but less than 0.50%.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	September 24, 2007

Percent of Initial Class Principal Balance Outstanding
at Various Percentages of the Constant Prepayment Rate

	Class M, Class B1, Class B2 and Class B3 Certificates
Distribution Date	10 CPR	15 CPR	20 CPR	25 CPR	30 CPR	35 CPR	40 CPR
Initial Percentage (%)	100	100	100	100	100	100	100
September 2008	100	100	100	100	100	100	100
September 2009	100	100	100	100	100	93	86
September 2010	100	100	100	92	83	75	67
September 2011	99	99	83	69	58	49	40
September 2012	99	89	66	51	41	32	24
September 2013	99	76	53	38	28	20	14
September 2014	95	64	42	29	20	13	9
September 2015	85	54	34	22	14	9	5
September 2016	76	46	27	16	10	6	3
September 2017	68	39	21	12	7	4	2
September 2018	60	32	17	9	5	2	1
September 2019	53	27	13	6	3	1	1
September 2020	46	22	10	5	2	1	*
September 2021	40	18	8	3	1	1	*
September 2022	35	15	6	2	1	*	*
September 2023	30	12	5	2	1	*	*
September 2024	26	10	4	1	*	*	*
September 2025	22	8	3	1	*	*	*
September 2026	19	6	2	1	*	*	*
September 2027	16	5	2	*	*	*	*
September 2028	13	4	1	*	*	*	*
September 2029	11	3	1	*	*	*	*
September 2030	9	2	1	*	*	*	*
September 2031	7	2	*	*	*	*	*
September 2032	5	1	*	*	*	*	*
September 2033	4	1	*	*	*	*	*
September 2034	3	1	*	*	*	*	*
September 2035	2	*	*	*	*	*	*
September 2036	1	*	*	*	*	*	*
September 2037	0	0	0	0	0	0	0

Weighted Average Life (Years)(1)	13.79	9.94	7.50	6.14	5.27	4.60	4.06
Weighted Average Life to Call (Years)(2)	13.77	9.89	7.44	6.08	5.21	4.54	4.00

1.
The Weighted Average Life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

2.	The Weighted Average Life to Call of any class of certificates is calculated as described above except that the optional termination is exercised on the first possible Distribution Date.

*	Indicates a number greater than 0.00% but less than 0.50%.

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